Exhibit 10.3

[Unofficial English Translation]

Agreement on Termination of Existing Controlling Documents

This Agreement on Termination of Existing Controlling Documents (“This Agreement”) is signed by the following parties on February 9, 2015 in the city of Fuzhou, China.

Party A: Pingtan Guansheng Ocean Fishing Co., Ltd.

Address: 4/F, 137 Lianhuazhuang, Hongshan Neighborhood Committee, Tancheng Town, Pingtan County

Legal Representative: Jiang Xu

Party B: Fujian Province Pingtan County Ocean Fishing Group Co., Ltd.

Address: Room 201, Building 3, Wandefu Garden, Cuiyuan North Road, Tancheng Town, Pingtan County

Legal Representative: Lin Zhiyan

Party C:

Party C (1): Zhuo Honghong

ID Card No.: [OMITTED]

Address: Unit 2604, Building 1, Jinting Apartments, 1 Yuquan Road, Gulou District, Fuzhou, Fujian Province

Party C (2):Lin Zhiyan

ID Card No.: [OMITTED]

Address: 501 Building 1, Huisheng Garden, Guohuo East Road, Jin’an District, Fuzhou, Fujian Province

In This Agreement, Party A, Party B and Party C are separately referred to as “either/one party” and collectively “the parties”.

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Whereas:

1. On November 26, 2012, Party A, Party B and Party C signed the Contracted Operation Agreement, the Exclusive Call Option Agreement, the Equity Pledge Agreement and the Power of Attorney (see appendix A; the above-mentioned documents are jointly referred to as “Existing Controlling Documents”).

2. In accordance with the provisions of This Agreement, the parties agree to terminate all Existing Controlling Documents and exempt each other from all responsibilities and obligations under the Existing Controlling Documents.

Now, therefore, the parties reach the following Agreement via consultation and consensus:

1.	Termination of Existing Controlling Documents

1.1 The parties hereby irrevocably agree and confirm that all and/or any Existing Controlling Document(s) named above is/are terminated as of the date of signing This Agreement, without any further effect.

1.2 As of the date of signing This Agreement, the parties shall no longer enjoy any rights under all and/or any Existing Controlling Document(s), and shall no longer be required to fulfill any obligation under all and/or any Existing Controlling Document(s), and any unfulfilled obligation shall not be further fulfilled.

1.3 The parties to This Agreement are hereby irrevocably and unconditionally exempted from disputes, claims, requests, rights, obligations, responsibilities, actions, contracts or causes of action of any type or nature, in relation to and which are owned or possibly owned by other parties of This Agreement and which are directly or indirectly related to all and/or any Existing Controlling Document(s) or which arise from Existing Controlling Documents in the past, at present or in the future.

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1.4 Without prejudice to the general provisions of the above-mentioned Clause 1.3, as of the date of signing This Agreement, the parties to This Agreement are hereby exempted, as well as their heirs, successors, transferees or estate executors, from commitments, debts, appeals, requests, obligations or responsibilities of any type or nature in relation to and which are owned or possibly owned by other parties to This Agreement; the directors, senior managers, employees, legal counsel and agents of such other parties at present and in the past; the related parties of such persons and the respective successors and transferees of such parties, and which are related to the Existing Controlling Documents or arise from the Existing Controlling Documents, including legal claims and causes of action principled on equality, regardless of whether such claims or requests have been instituted or not yet instituted, are absolute or contingent, or are known or unknown.

2.	The Parties’ Representations and Warranties

The parties hereby make representations and warranties as follows:

2.1 Each has obtained the necessary authorizations and has the right to sign This Agreement; its signing and fulfillment of This Agreement do not constitute any conflict, restriction or violation of any binding influential law, regulation or agreement.

2.2 Once This Agreement is signed, it shall constitute the legal, effective and binding obligations, which may be mandatorily enforced thereon as per the provisions of This Agreement.

2.3 There is no lawsuit, arbitration, or legal, administrative or any other proceeding, or government investigation relating to the object of This Agreement.

3.	Commitments

In order to successfully complete the termination of the rights and obligations under the Existing Controlling Documents, the parties shall sign all necessary or appropriate documents and take all necessary or appropriate actions to provide active support to other parties to obtain relevant registration documents, and proceed with relevant procedures for termination.

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4.	Liability for Breach of Agreement

If one party breaches any provision of This Agreement, resulting in failure to fulfill This Agreement in whole or in part, it shall assume liabilities for breach of agreement, and make compensation for the losses brought to any other party to This Agreement accordingly.

5.	Responsibilities for Confidentiality

The parties acknowledge and confirm that any verbal or written information exchanged among them in relation to This Agreement is confidential information. The parties shall keep all such information confidential. Without the written consent of any other party to This Agreement, it shall not disclose any relevant information to any third party, except in the following cases: (1) The public is or will be aware of such information (instead of where the party which receives information discloses such information to the public without permission); (2) Information that must be disclosed as per applicable laws or regulations; or (3) One party needs to disclose information to its potential investors or legal or financial counsel regarding the transactions mentioned in This Agreement, and such potential investors or legal or financial counsel shall also abide by the responsibilities for confidentiality which are similar to this clause. The disclosure of any confidential information by any personnel of either party or any hired organization shall be deemed to be the disclosure by such party, and such party shall assume liabilities for breach of agreement as per This Agreement. This clause shall remain effective regardless of whether This Agreement is terminated for any reason.

6.	Applicable Laws and Dispute Resolution

6.1 The conclusion, effect, interpretation, fulfillment, modification and termination of This Agreement, as well as the resolution of disputes, are all subject to the laws of China.

6.2 In case of any circumstance such as disagreement, litigation claim, dispute, breach of agreement, termination or loss of effect arising from termination or implementation of This Agreement, (“Dispute”), the parties shall first resolve same via friendly consultation. If, within 30 days after delivery of written notice by either party requesting consultation on such Dispute, the parties fail to resolve same and in the absence of written provisions otherwise established, such Dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration as per the arbitration rules in effect at that time. The place of arbitration is Shenzhen. Any arbitration award issued as per this clause shall be final and binding on all parties. The expenses for arbitration shall be determined based on the arbitration award.

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6.3 Where any Dispute arises from the interpretation and fulfillment of This Agreement or any Dispute is under arbitration, except for matters of the Dispute, the parties to This Agreement shall continue to exercise their other rights under This Agreement and fulfill their other obligations under This Agreement.

7.	Other Matters

7.1 This Agreement is signed and comes into effect on the date mentioned by the parties at the beginning of This Agreement.

7.2 Any notice, request, requirement or other correspondence required by or issued as per This Agreement shall be delivered to the relevant parties in writing. If the above-mentioned notice or any other correspondence is delivered by fax or telex, it shall be regarded as having been served once sent; in case of delivery in person, it shall be regarded as having been served upon being presented in person; if it is sent by mail, it shall be regarded as having been served five days after being mailed out.

7.3 This Agreement is formulated in quadruplicate, with one original held by Party A and Party B each, and two originals held by Party C. All originals bear equal legal effect.

7.4 The parties to This Agreement may modify and supplement This Agreement via written agreement. The modified agreement and/or supplemented agreement between the parties to This Agreement in relation to This Agreement shall be an integral part of This Agreement bearing equal legal force as This Agreement.

7.5 If any clause under This Agreement becomes invalid, it shall not affect the legal force of any other clause under This Agreement.

(The following space is intentionally left blank)

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(This page is the signature page of the Agreement on Termination of Existing Controlling Documents)

Party A: Pingtan Guansheng Ocean Fishing Co., Ltd. (Seal)

Legal Representative/Authorized Representative:	/s/ Xu Jiang	(Signature)

Party B: Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. (Seal)

Legal Representative/Authorized Representative:	Zhiyan Lin	(Signature)

Party C (1): Zhuo Honghong

/s/ Honghong Zhuo	(Signature)

Party C (2): Lin Zhiyan

/s/ Zhiyan Lin	(Signature)

February 9, 2015

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Appendix: Existing Controlling Documents

Number	Name of Agreement	Signatories	Signing Date
1	Contracted Operation Agreement	Pingtan Guansheng Ocean Fishing Co., Ltd.; Fujian Province Pingtan County Ocean Fishing Group Co., Ltd.; Zhuo Honghong; Lin Zhiyan	November 26, 2012
2	Exclusive Call Option Agreement	Pingtan Guansheng Ocean Fishing Co., Ltd.; Fujian Province Pingtan County Ocean Fishing Group Co., Ltd.; Zhuo Honghong; Lin Zhiyan	November 26, 2012
3	Equity Pledge Agreement	Pingtan Guansheng Ocean Fishing Co., Ltd..; Fujian Province Pingtan County Ocean Fishing Group Co., Ltd.; Zhuo Honghong; Lin Zhiyan	November 26, 2012
4	Power of Attorney	Pingtan Guansheng Ocean Fishing Co., Ltd..; Zhuo Honghong; Lin Zhiyan	November 26, 2012

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